UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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TE CONNECTIVITY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

TE CONNECTIVITY LTD.
TO BE HELD ON MARCH 3, 2015

This proxy statement supplement, dated February 13, 2015 (this “Supplement”), supplements the proxy statement dated January 14, 2015 (the “Proxy Statement”) in connection with the solicitation of proxies by the board of directors (the “Board”) of TE Connectivity Ltd. for use at the 2015 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m., Central European Time (8:00 a.m., Eastern Standard Time), on March 3, 2015, at the Radisson Blu Hotel, Zürich Airport, Zürich, Switzerland., and at any adjournments or postponements thereof.

The purpose of this Supplement is to provide supplemental information regarding revisions to Agenda Item Nos. 9, 14, 17 and 18 in the Proxy Statement.  Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current and supersedes the different or updated information contained in the Proxy Statement. THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

SUPPLEMENTAL DISCLOSURE AND AMENDMENT OF PROPOSAL UNDER AGENDA ITEM NO. 9 — APPROVAL OF AMENDMENTS TO THE ARTICLES OF ASSOCIATION TO IMPLEMENT REQUIREMENTS UNDER THE SWISS ORDINANCE REGARDING THE COMPENSATION OF MEMBERS OF THE BOARD OF DIRECTORS AND THE EXECUTIVE MANAGEMENT, AND CERTAIN OTHER MATTERS

Pursuant to the Swiss Ordinance Against Excessive Compensation at Listed Corporations (the “Swiss Ordinance”), Swiss companies listed on a stock exchange are required to amend their articles of association to implement the new legal requirements which became effective on January 1, 2014 (subject to various transitional periods), concerning a binding shareholder vote on compensation for the Board of Directors and executive management, and certain other matters.  As set forth in the Proxy Statement, the Company is seeking shareholder adoption of certain amendments to the articles of association, regarding the compensation of members of the Board of Directors and the executive management and certain other matters as described, which amendments are primarily intended to reflect these requirements.

Glass Lewis & Co. (“Glass Lewis”), a proxy advisory firm, has recommended that its clients vote “against” Agenda Item No. 9, while our Board has recommended that shareholders vote “for” this proposal. According to Glass Lewis’ proxy voting report, the primary factor in Glass Lewis’ “against” recommendation relates to the language in the proposed article 25, paragraph 3 that “will allow compensation proposals rejected during the annual meeting to be approved at the same meting under a new proposal from the board.”

ISS Proxy Advisory Services (“ISS”), a proxy advisory firm, has recommended that its clients vote “against” Agenda Item No. 9, while our Board has recommended that shareholders vote “for” this proposal. According to ISS’s proxy voting report, the primary factor in ISS’s “against” recommendation relates to the language in the proposed article 25, paragraph 5 that “would explicitly permit the grant of retirement benefits to members of the board of directors, including non-executive members.”

The Company has determined  to amend proposed article 25, paragraph 3 and article 25, paragraph 5 of our articles of association to be adopted by shareholders as Agenda Item No. 9 and the accompanying explanations in the Proxy Statement (under the headings “Binding Shareholder Approval of the Compensation of the Board of Directors and the Executive Management (Article 25, paragraphs 1 through 4)” and “Principles Applicable to the Compensation of the Members of the Board of Directors and the Executive Management (Article 25, paragraphs 5 through 11, and 13)”) to delete the language that permits the Board to recommend for approval during the same meeting a new compensation proposal that was rejected by shareholders at that meeting and delete the references to “contributions to pension plans” and “post-retirement benefit plans” that may otherwise be payable as compensation to directors, as follows (deleted text is struck through):

Revised article 25, paragraph 3, as set forth in Appendix C to the Proxy Statement:

Art. 25
Vergütung des Verwaltungsrats und der Geschäftsleitung

[3]Wenn ein Antrag des Verwaltungsrates gemäss Art. 25 Abs.1 oder Abs. 2 von der Generalversammlung nicht genehmigt wurde, kann der Verwaltungsrat ~~(a) während derselben Generalversammlung einen neuen Antrag zur Genehmigung stellen, oder (b) wenn der Verwaltungsrat keinen neuen Antrag stellt oder der neue Antrag durch die Generalversammlung erneut abgelehnt wird,~~ die Genehmigung an einer ausserordentlichen Generalversammlung oder an der nächsten ordentlichen Generalversammlung beantragen. Wenn ein Vorschlag des Verwaltungsrates gemäss Art. 25 Abs. 1 durch die Aktionäre an einer ordentlichen oder ausserordentlichen Generalversammlung nicht genehmigt wurde, bestimmt der Verwaltungsrat die betreffende an den Verwaltungsrat und/oder die Geschäftsleitung auszubezahlende Vergütung, unter dem Vorbehalt der Genehmigung durch die Aktionäre an der nächsten ordentlichen oder ausserordentlichen Generalversammlung.

Art. 25

Compensation of the Board of Directors and the Executive Management

3If a recommendation of the Board of Directors pursuant to art. 25 para. 1 or para. 2 has not been approved by the General Meeting of Shareholders, the Board of Directors may ~~(a) recommend for approval a new proposal during the same General Meeting, or (b) if the Board of Directors does not recommend a new proposal or a new proposal is again rejected by the General Meeting of Shareholders,~~ seek shareholder approval at an Extraordinary General Meeting of Shareholders or at the next Ordinary General Meeting of Shareholders. If a recommendation of the Board of Directors pursuant to art. 25 para. 1 has not been approved by the shareholders at an Ordinary or Extraordinary General Meeting of Shareholders, the Board of Directors shall determine the amount of compensation to be paid to the Board of Directors and/or the executive management, as applicable, subject to approval at the next Ordinary or Extraordinary General Meeting of Shareholders, as applicable.

Agenda Item No. 9 — Explanation — Binding Shareholder Approval of the Compensation of the Board of Directors and the Executive Management (Article 25, paragraphs 1 through 4)

The Swiss Ordinance requires that the articles of association set forth the procedure for annual approval by shareholders at the Ordinary General Meeting of Shareholders, in two separate binding votes, of the maximum aggregate compensation amount for (i) the Board of Directors and (ii) the executive management, as well as the procedure that would be followed if a shareholder resolution relating to compensation is rejected. The Board of Directors proposes that shareholders adopt certain amendments to the articles of association regarding binding shareholder approval of Board of Director and executive management compensation as described below and set forth in Appendix C.

The Board of Directors has proposed that shareholders adopt new article 25, paragraphs 1 through 4, pursuant to which, except as otherwise provided in article 25, the Board of Directors shall recommend for approval by shareholders the maximum aggregate amount of compensation prospectively for the following business year of the Board of Directors and, separately, of the executive management.

Under the proposed amendments, the Board of Directors is also authorized to seek shareholder approval on a retrospective or prospective basis (or a combination thereof) of the maximum aggregate amount of compensation (or any element thereof) of the Board of Directors or the executive management, or any additional or contingent amount with respect to time periods other than the period of the next fiscal year, for any reason including if the initial recommendation of the Board of Directors pursuant to article 25 has been rejected by the shareholders.

The proposed amendments further provide that, in the event the shareholders do not approve the proposed compensation amount, the Board of Directors may ~~recommend for approval a new proposal during the same meeting or~~ seek shareholder approval at an Extraordinary General Meeting of Shareholders or at the next Ordinary General Meeting of Shareholders. The proposed amendments also provide that the Company may pay compensation prior to shareholder approval (including in circumstances where the aggregate compensation amount has not been approved by shareholders) as determined by the Board of Directors, but such compensation shall be subject to shareholder approval at the next shareholder meeting.

The proposed amendments provide that the Board of Directors or, where delegated to it, the Compensation Committee shall, within the aggregate amounts approved by the shareholders, have the exclusive authority to determine the individual compensation of, respectively, each member of the Board of Directors and each member of the executive management.

As required by U.S. laws and regulations, the Company will, in addition, continue to provide shareholders at the Ordinary General Meeting of Shareholders with an annual advisory (i.e., non-binding) vote on the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement for such meeting. Shareholders will thus have the opportunity to vote, on an advisory basis, on how the Board of Directors and/or the Compensation Committee actually used their authority within the shareholder-approved maximum aggregate compensation amount in relation to those Named Executive Officers who are also members of the executive management.

Revised article 25, paragraph 5, as set forth in Appendix C to the Proxy Statement:

Art. 25
Vergütung des Verwaltungsrats und der Geschäftsleitung

[5] Die Vergütung der Mitglieder des Verwaltungsrates kann eine jährliche Vergütung, zusätzliche Honorare (beispielsweise für den Präsidenten des Verwaltungsrates, Mitgliedschaft in Ausschüssen oder für die Erbringung spezieller Aufgaben oder Aufträgen) sowie weitere Leistungen und Vorteilszuwendungen umfassen, die vom Verwaltungsrat oder, sofern an diesen delegiert, vom Vergütungsausschuss und/oder einem anderen Verwaltungsratsausschuss festzulegen sind, unter Einhaltung etwaiger Planvorschriften, inklusive Beiträge des Arbeitgebers

Art. 25
Compensation of the Board of Directors and the Executive Management

[5] The compensation of the Directors may consist of an annual compensation, additional retainer fees (such as for the Chairperson of the Board of Directors, membership in committees or the performance of special tasks or assignments) as well as further benefits and perquisites, as shall be determined by the Board of Directors or, if delegated to it, the Compensation Committee and/or other Board committee subject to the terms of any applicable plans, including an die Sozialversicherungen, ~~Beiträge an die Altersvorsorgepläne,~~ Zahlungen für Versicherungsprämien~~, Vorsorgeleistungen~~ und Spesenpauschalen. Die Vergütung kann in bar, Aktien, gesperrten Aktien, aufgeschobenen oder gesperrten Aktieneinheiten (deferred oder restricted stock units) oder in jeder anderen Vergütungsform (insbesondere Sach-oder Dienstleistungen) ausgerichtet werden, wie vom Verwaltungsrat oder, sofern an diesen delegiert, vom Vergütungsausschuss und/oder einem anderen Verwaltungsratsausschuss festgelegt, jeweils unter Einhaltung der anwendbaren Planvorschriften. Verwaltungsratsmitglieder, welche auch Exekutivfunktionen der Gesellschaft ausüben, erhalten abgesehen von der Vergütung, welche sie in ihrer Funktion als Geschäftsleitungsmitglied der Gesellschaft erhalten, keine zusätzliche Vergütung.

employer’s social security contributions, ~~contributions to pension plans,~~ payments of insurance premiums~~, post-retirement benefit plans~~ and allowances. The compensation may be paid in cash, shares, restricted shares, deferred or restricted stock units, or any other form of compensation (including benefits in kind or services) as determined by the Board of Directors, or, if delegated to it, the Compensation Committee and/or other Board committee, subject to any applicable plans. Directors who also serve as officers of the Company shall not receive any compensation in addition to the compensation paid to them in their function as officers of the Company.

Agenda Item No. 9 — Explanation —  Principles Applicable to the Compensation of the Members of the Board of Directors and the Executive Management (Article 25, paragraphs 5 through 11, and 13)

The Swiss Ordinance requires that the articles of association set forth the basic principles applicable to the compensation of the Board of Directors and the executive management. The Board of Directors proposes that shareholders adopt certain amendments to the articles of association regarding general compensation principles as described below and set forth in Appendix C.

The proposed amendments to the articles of association set forth in article 25, paragraph 5 provide that the compensation of the Board of Directors may include (i) annual compensation, (ii) additional retainer fees (such as for the Chairperson of the Board of Directors, membership in committees or the performance of special tasks or assignments), and (iii) further benefits and perquisites, as shall be determined by the Board of Directors or, if delegated to it, the Compensation Committee and/or other Board committee subject to the terms of any applicable plans, including employer’s social security contributions, ~~contributions to pension plans,~~ payments of insurance premiums~~, post-retirement benefit plans~~ and allowances. The compensation may be paid in cash, shares, restricted shares, deferred or restricted stock units, or other form of compensation (including benefits in kind or services) as determined by the Board of Directors, or, if delegated to it, the Compensation Committee and/or other Board committee, subject to any applicable plans. The proposed amendments will also provide that Directors who also serve as officers of the Company shall not receive any compensation in addition to the compensation paid to them in their function as officers of the Company.

The proposed amendments to the articles of association set forth in article 25, paragraph 6 provide that, except as otherwise determined by the Board of Directors or, where delegated to it, the Compensation Committee, the compensation of the members of the executive management shall generally consist of (i) an annual base salary, (ii) compensation under short-term and/or long-term incentive programs, and (iii) any other compensation as required by any applicable laws or as deemed appropriate by the Board of Directors or, if delegated to it, the Compensation Committee, including without limitation employer’s social security payments, post-retirement benefit plans and allowances, health, welfare, expatriate assignment or relocation benefits (including certain reimbursements), perquisite benefits, outplacement benefits and payment of premiums under insurances policies.

The proposed amendments to the articles of association set forth in article 25, paragraph 7 provide that members of the Board of Directors and the executive management may receive compensation from, and for activities in, enterprises that are directly or indirectly controlled by the Company.

The proposed amendments to the articles of association set forth in article 25, paragraph 8 provide that the value of any compensation shall be determined as of the date of grant of the compensation in accordance with generally recognized valuation methods.

The proposed amendments to the articles of association set forth in article 25, paragraphs 9 and 10 provide that short-term and long-term incentive compensation shall be designed so as to deliver competitive compensation and recognize employees for their contributions in achieving short-term or long-term financial or strategic performance objectives. In addition, long-term incentives shall be designed to align executive management with shareholders in focusing on long-term growth and stock performance. The Board of Directors or, where delegated to it, the Compensation Committee shall take into account the position and level of duties and responsibility of the respective recipient, retention considerations, the current business environment, individual performance, performance of the Company or parts thereof, market benchmark data, internal pay equity and other factors. Short-term incentive compensation is typically structured as cash payments but may be granted in other forms of remuneration. Long-term incentive awards are typically structured as awards in the form of stock options, restricted stock units, performance stock units or cash, but may consist of other forms of remuneration.

The proposed amendments to the articles of association set forth in article 25, paragraph 11 further provide that, in relation to incentive programs and awards, the Board of Directors or, where delegated to it, the Compensation Committee shall, as applicable, determine the grant, vesting, exercise, forfeiture and recoupment conditions; and the Board of Directors or, where delegated to it, the Compensation Committee may provide for the continuation, acceleration or removal of vesting and exercise conditions, for the payment or grant of compensation based upon actual or assumed target achievement, or for forfeiture of a particular award, in each case with regard to pre-determined events such as a change-of-control, death, disability, or termination of employment, mandate or other agreements.

The proposed amendments to the articles of association set forth in article 25, paragraph 13 further provide that the Board of Directors, or, where delegated to it, the Compensation Committee, shall issue guidelines, programs or plans to implement the principles set forth in article 25, as amended.

The Board of Directors recommends a vote “FOR” approval of the amendments to the articles of association as set forth in Appendix C of the Proxy Statement, with revisions as set forth in this Supplement.

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SUPPLEMENTAL DISCLOSURE AND AMENDMENT OF PROPOSAL UNDER AGENDA ITEM NO. 14—BINDING VOTE TO APPROVE FISCAL YEAR 2016 MAXIMUM AGGREGATE COMPENSATION AMOUNT FOR THE BOARD OF DIRECTORS

ISS has recommended that its clients vote “against” Agenda Item No. 14, while our Board has recommended that shareholders vote “for” this proposal. According to ISS’s proxy voting report, ISS is recommending “against” Agenda Item No. 14 because ISS believes that the proposal would permit the Company to increase per director board fees excessively in fiscal 2016 in comparison with market/sector practices without providing a compelling rationale for doing so.

The Company has determined to amend the Motion Proposed by the Board of Directors to be voted on by shareholders in Agenda Item No. 14 and the accompanying disclosure in the Proxy Statement, to reduce the maximum aggregate compensation that can be paid, granted or promised to the Board of Directors in fiscal year 2016 from $4.35 million to $3.64 million, as follows (additional language is underlined, deleted text is struck through):

AGENDA ITEM NO. 14— BINDING VOTE TO APPROVE FISCAL YEAR 2016 MAXIMUM AGGREGATE COMPENSATION AMOUNT FOR THE BOARD OF DIRECTORS

Motion Proposed by the Board of Directors

Our Board of Directors proposes that shareholders approve the maximum aggregate compensation that can be paid, granted or promised to the Board of Directors in fiscal year 2016 in an amount not to exceed $3.64 million.

Explanation

As discussed in Agenda Items No. 8 and No. 9, we have asked our shareholders to approve amendments to the articles of association which are intended to implement the new Swiss Ordinance. Among the amendments, article 25 provides that the Board of Directors shall recommend for approval by the shareholders the maximum amount of aggregate compensation that can be paid, granted or promised to the Board of Directors, prospectively for the next business year.

The requirement to obtain shareholder approval of the compensation of the Board of Directors is effective for compensation paid in fiscal year 2016 and after. Consequently, the proposal described in this Agenda Item No. 14 gives shareholders the opportunity to approve, on a binding basis, the aggregate amount of compensation that can be paid, granted or promised to the Board of Directors for our fiscal year 2016. For purposes of this proposal, the Board of Directors refers only to the outside directors, and does not include the Chairman and Chief Executive Officer, where those two positions are held by the same person.

The general principles of the Company’s compensation program for the Board of Directors are described in article 25 of the amended articles of association. A more detailed description of our compensation programs currently in effect for the Board of Directors and the actual amounts paid to each member of the Board for fiscal year 2014 are described in our Compensation Discussion & Analysis (“CD&A”), which begins on page 32. As described more fully in the CD&A, the current program consists of (i) cash retainer amounts, (ii) equity retainer amounts, awarded in the form of Company common shares or deferred stock units (for Board members not subject to U.S. taxation), and (iii) other miscellaneous benefits. Basic retainer fees for Board members are the same, but additional retainer fees are paid to the Lead Independent Director, committee chairs and members of the Audit Committee.

For fiscal year 2016, we ask that shareholders approve maximum aggregate compensation that can be paid, granted or promised to the Board of Directors in an amount not to exceed $3.64 million.  Our shareholders should understand that this amount is the maximum amount that the Company can pay, grant or promise to its Board of Directors in fiscal year 2016 and has been calculated based on the fiscal year 2015 Board compensation structure with an additional ~~35%~~ reserve ~~added~~ to provide flexibility to make appropriate fee increases in fiscal year 2016 in light of competitive market practices ~~or in the event the number of directors is increased (Board fees were last adjusted in fiscal year 2014.)~~ Additionally, it should be noted that the Company has only increased fees for directors twice since 2007, once in fiscal year 2010 and again in fiscal year 2014.  The Board of Directors is very thoughtful in its approach to Director Fees and does not react on an annual basis to changes in the market practice.  We anticipate continuing to increase fees periodically as opposed to annually and any increase implemented in fiscal year 2016 would be a multiple year increase.  Although the Company has requested approval for the maximum aggregate compensation which is approximately 12.3% higher than fiscal year 2015, the actual amount of spend will be dependent on the actual increase (if any) as determined by the Board of Directors at its September 2015 meeting.

Any additional increase in the number of directors and the director compensation paid to any new director would be presented for shareholder approval pursuant to the Swiss Code, the Swiss Ordinance and the Company’s articles of association.

The table below first shows the aggregate compensation paid to the Board of Directors in fiscal year 2014 and anticipated compensation for fiscal year 2015. The table also shows our request~~s~~ for maximum compensation ~~levels~~ for fiscal year 2016. The comments provide insight into the assumptions we have used to make the estimates.

	Fiscal Year 2014 Actual $million		Fiscal Year 2015 Proposed(3) $million		Fiscal Year 2016 Requested $million		Comment
Cash Retainers (including committee and Chair fees)	$1.14		$1.13		$	~~1.57~~1.33	Both fiscal year 2014 and fiscal year 2015 include partial year directors. ~~Fiscal year 2016 assumes 11 full year directors and a 35% added reserve as described above.~~
Equity Retainers	$1.73	(1)	$1.85	(1)	$	~~2.50~~2.08	Both fiscal year 2014 and fiscal year 2015 include partial year directors. ~~Fiscal year 2016 assumes 11 full year directors and a 35% added reserve as described above.~~
Other Miscellaneous Benefits	$.26	(2)	$.26		$	~~.28~~.23	Fiscal year 2015 and fiscal year 2016 hold Other Miscellaneous Benefits fairly constant and assumes a slightly higher level of director educational opportunities.
Total Compensation	$3.13		$3.24		$	~~4.35~~3.64

(1)                                 Values represent grant date fair value using the Company’s closing stock price on the date of grant. See pages 64-65 of Compensation of Non-Employee Directors for information. Fiscal year 2015 Equity Retainer was granted on November 10, 2014 and used a closing stock price equal to $61.50.

(2)                                 Includes $60,000 consulting fee for Ms. Wright for services performed prior to being elected to the board.

(3)                                 Includes prorated fees for Lead Independent Director.

Assuming current projections for fiscal year 2016, and fees and number of directors stay the same, we expect that the total compensation paid to members of the Board of Directors for fiscal year 2016 will be in line with the total compensation amounts paid in fiscal year 2014 and that will be paid in fiscal year 2015. Nonetheless, we request that our shareholders approve the maximum aggregate amount of $3.64 million to allow the Company to have sufficient flexibility to implement any fee adjustments and/or to respond to unforeseen circumstances that may arise in fiscal year 2016.

Vote Requirement to Approve Agenda Item

The approval of an absolute majority of the share votes represented at the meeting, whether in person or by proxy, is required to approve Agenda Item No. 14.

Recommendation

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 14.

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SUPPLEMENTAL DISCLOSURE AND AMENDMENT OF PROPOSAL UNDER AGENDA ITEM NO. 17—RENEWAL OF AUTHORIZED CAPITAL

ISS has recommended that its clients vote “against” Agenda Item No. 17, while our Board has recommended that shareholders vote “for” this proposal. According to ISS’s proxy voting report, ISS is recommending “against” Agenda Item No. 17 because its applicable guidelines allow for general capital increases without preemptive rights to a maximum of 20% of the existing outstanding share capital, whereas Agenda Item No. 17 originally sought shareholder approval of authorized capital representing 50% of the outstanding share capital at the time of the Annual General Meeting.

The Company has determined to amend the proposed amendment to article 5, paragraph 1 of our articles of association to be adopted by shareholders as Agenda Item No. 17 and the accompanying disclosure in the Proxy Statement, to reduce the amount of authorized capital to be renewed from 50% of the outstanding share capital at the time of the Annual General Meeting to 20% of the outstanding share capital at the time of the Annual General Meeting, as follows (additional language is underlined, deleted text is struck through):

AGENDA ITEM NO. 17—RENEWAL OF AUTHORIZED CAPITAL

Motion Proposed by the Board of Directors

Our Board of Directors proposes that its authority to issue shares out of the company’s authorized capital be ~~re~~approved with respect to 20% of the share capital at the time of the Annual General Meeting and extended for ~~an additional~~ a period ending two years after the date of the Annual General Meeting (March 3, 2017, assuming no postponement or adjournment of the Annual General Meeting), by the shareholders’ approval of an amendment to article 5, paragraph 1 of our articles of association. This proposed amendment to article 5, paragraph 1 of our articles of association is set forth below under “Text of Shareholder Resolution.” See also “Agenda Item No. 18—Approval of Share Capital Reduction for Shares Acquired under our Share Repurchase Program” which proposes a further amendment to article 5, paragraph 1 of our articles of association in connection with a share capital reduction.

Explanation

The Board of Directors believes it is advisable and in the best interests of the company to authorize the Board of Directors to be ~~re~~authorized to issue new authorized capital with respect to 20% of the share capital at the time of the Annual General Meeting in accordance with the provisions of the Swiss Code and our articles of association. Our articles of association approved by our shareholders at our 2013 Annual General Meeting of Shareholders held on March 6, 2013 authorized our Board of Directors to issue new authorized capital at any time during the two-year period ending on March 6, 2015 (the second anniversary of such approval), and thereby increase the share capital, without shareholder approval, by a maximum amount of 50% of the share capital at the time of the ~~increase~~2013 Annual General Meeting. The Swiss Code provides that the shareholders may, by amendment to the articles of association, authorize the Board of Directors to increase the share capital up to a maximum amount of 50% of the share capital at the time of the annual meeting for a period of no longer than two years from such approval. The amount of authorized capital set forth in article 5, paragraph 1 would be reduced during the two-year period ending on March 3, 2017 proportionately to any reduction to the company’s total authorized share capital approved by the shareholders and effected during this two-year period, including the share capital reduction proposed for approval under Agenda Item No. 18.

If this Agenda Item is approved, we would ~~nevertheless~~ seek shareholder approval for share issuances to the extent required under NYSE rules. Under current NYSE rules, shareholder approval is generally required, with certain enumerated exceptions, to issue common shares or securities convertible into or exercisable for common shares in one or a series of related transactions if such common shares represent 20% or more of the voting power or outstanding common shares of the company. NYSE rules also require shareholder approval for an issuance of shares that would result in a change of control of the company, as well as for share issuances in connection with certain benefit plans or related party transactions.

Text of Shareholder Resolution

IT IS RESOLVED, that the meeting of shareholders approves the amendment of article 5, paragraph 1 of the articles of association of TE Connectivity Ltd. as follows:

Previous version

Art. 5
Authorized Capital

[1] The Board of Directors is authorized to increase the share capital at any time until 6 March 2015 by an amount not exceeding CHF 119,435,172.30 through the issuance of up to 209,535,390 fully paid up registered shares with a par value of CHF 0.57 each.

Proposed new version

Art. 5
Authorized Capital

[1] The Board of Directors is authorized to increase the share capital at any time until 3 March 2017 by an amount not exceeding CHF ~~119,435,172.30~~ 47,774,068.92 through the issuance of up to ~~209,535,390~~ 83,814,156 fully paid up registered shares with a par value of CHF 0.57 each.

Vote Requirement to Approve Agenda Item

The approval of two-thirds of the share votes represented and the absolute majority of the par value of the share votes represented at the meeting, whether in person or by proxy, is required for approval of Agenda Item No. 17.

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 17.

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SUPPLEMENTAL DISCLOSURE AND AMENDMENT OF PROPOSAL UNDER AGENDA ITEM NO. 18—APPROVAL OF SHARE CAPITAL REDUCTION FOR SHARES ACQUIRED UNDER OUR SHARE REPURCHASE PROGRAM

The amendments to the “Proposed New Version” of article 5, paragraph 1 in Agenda Item No. 17 to reflect the authorization of the Board of Directors to issue new authorized capital with respect to 20% of the share capital at the time of the Annual General Meeting, is also required to be taken into account in the further amendment to article 5, paragraph 1 as set forth in “Text of Shareholder Resolution” in Agenda Item No. 18, as follows (additional language is underlined, deleted text is struck through):

Previous version Art. 4 Share Capital [1] The Company’s share capital is CHF 238,870,345.17. It is divided into 419,070,781 registered shares with a par value of CHF 0.57 each.	Proposed new version Art. 4 Share Capital [1] The Company’s share capital is CHF 236,016,697.17. It is divided into 414,064,381 registered shares with a par value of CHF 0.57 each.

Art. 5
Authorized Capital

[1] The Board of Directors is authorized to increase the share capital at any time until 3 March 2017 by an amount not exceeding CHF 119,435,172.30 through the issuance of up to 209,535,390 fully paid up registered shares with a par value of CHF 0.57 each.*

Art. 5
Authorized Capital

[1] The Board of Directors is authorized to increase the share capital at any time until 3 March 2017 by an amount not exceeding CHF ~~118,008,348.30~~ 47,203,339.32 through the issuance of up to ~~207,032,190~~ 82,812,876 fully paid up registered shares with a par value of CHF 0.57 each.*

Art. 6
Conditional Share Capital

[1] The share capital of the Company shall be increased by an amount not exceeding CHF 119,435,172.30 through the issue of a maximum of 209,535,390 registered shares, payable in full, with a par value of CHF 0.57 each [rest of paragraph unchanged]

Art. 6
Conditional Share Capital

[1] The share capital of the Company shall be increased by an amount not exceeding CHF 118,008,348.30 through the issue of a maximum of 207,032,190 registered shares, payable in full, with a par value of CHF 0.57 each [rest of paragraph unchanged]

* Assumes that the amendments to our articles set forth in this agenda item occur after the amendment to our articles of association set forth in Agenda Item No. 17 (renewal of authorized capital) ~~(whereby the date set forth in article 5, paragraph 1 is amended to be 3 March 2017 rather than 6 March 2015.~~

The Board of Directors recommends a vote “FOR” approval of Agenda Item No. 18.

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VOTING MATTERS

There are no changes to the previous proxy/voting instruction card. If you have already voted by Internet or by mail, you do not need to take any action unless you wish to change your vote. Proxies/voting instructions already returned by shareholders (via Internet or mail) will remain valid and will be voted at the Annual Meeting, or at any adjournment or postponement thereof, in the manner indicated unless you revoke your proxy or change your vote before your shares are voted at the Annual Meeting. Shares represented by proxies returned before the Annual Meeting, but for which no voting instructions have been provided, will be voted in accordance with the Board’s recommendations as set forth in the Proxy Statement and in this Supplement. Important information regarding how to vote your shares, revoke your proxy or change voting instructions already given is available in the Proxy Statement under the caption “QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING.”

For assistance please contact MacKenzie Partners, Inc., the proxy solicitor for the Annual General Meeting. The contact information for MacKenzie Partners, Inc. is:

MacKenzie Partners, Inc.

(800) 322-2885 (US callers only)

+1 (212) 929-5500

Email: proxy@mackenziepartners.com (reference TE Connectivity in the subject line)

Thomas J. Lynch
Chairman of the Board